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Exhibit 99.5
FOR IMMEDIATE RELEASE
Contact:
Barry Sloane, Chairman of the Board & CEO
Newtek Capital, Inc.
212-826-9022
bsloane@newtekcapital.com

                    NEWTEK CAPITAL ANNOUNCES CHANGES IN BOARD
                 TO ENHANCE GOVERNANCE AND FINANCIAL DISCLOSURE

                              PROJECTED CLOSING OF
                       SMALL BUSINESS LENDING ACQUISITION

ENHANCED AUDIT AND COMPENSATION COMMITTEES
New York, N.Y., September 10, 2002 - Newtek Capital, Inc. (AMEX: NKC), a provider of financial and business services to small businesses, announced today that the Company's Board of Directors has approved actions aimed at enhanced governance and financial disclosure. David C. Beck will join the Company's Board of Directors and assume chairmanship of its Audit Committee, and Steven A. Shenfeld, a Director since 2000, will chair the Board's Compensation Committee. Newtek also reported that CEO Barry Sloane and CFO Brian Wasserman have certified the Company's Form 10Q reports for the second quarter of 2002, pursuant to newly-enacted provisions of the Sarbanes-Oxley Act of 2002.

Mr. Beck is currently Managing Director of Copia Capital, LLC. Prior to joining Copia, Mr. Beck was Chairman and CEO of Universal Savings Bank, Milwaukee and First Interstate Corporation of Wisconsin, a publicly traded company. He is also a certified public accountant and has served on a number of boards of both publicly held and private corporations. Mr. Beck replaces John Cox, who relinquished his seat on the Board to become Chairman and CEO of Newtek Small Business Finance. Following the approval of the U.S. Small Business Administration, Newtek Small Business Finance will assume the SBA lending business of Commercial Capital Corporation, presently being acquired by Newtek Capital.

Mr. Sloane stated, "We are pleased to have Dave Beck on our Board and as head of the Audit Committee. The Audit Committee was established to maintain and evaluate the Company's financial reporting controls. We would like to reiterate our commitment to providing our investors with complete and accurate financial results and Mr. Beck's background will certainly assist in this effort."

In addition, the Compensation Committee has retained an outside consultant to conduct a study comparing executive compensation levels and structure in the marketplace with that at the Company.

COMMERCIAL CAPITAL CORP ACQUISITION
Separately, the Company announced that it is filing with the Securities and Exchange Commission pro forma financial information to show the possible effect of the Commercial Capital Corporation ("CCC") acquisition as if it had closed during 2001. Mr. Sloane indicated, "The numbers are only projections and are, of course, based on numerous assumptions, so they can only be suggestive. Nonetheless, and in line with our acquisitions strategies, the presentation does show that the transaction could have a material positive effect on the Company, even without any change in the current low level of CCC's business. The additional benefit to the Company of the availability of this lending program for small businesses should have an exciting and positive effect which is not even addressed in these projections."

John Cox, who will head this new business, stated, "We are hopeful that we will obtain the necessary approvals of the SBA and CCC's lenders, and be in a position to take over operations as early as next month." Prior to joining the Company's Board in 2000, Mr. Cox had completed 30 years of service at the SBA, departing as Associate Administrator. During his time at the agency, he was responsible for the design and implementation of the SBA's popular and very successful 7(a) small business loan program, in which CCC has been an active participant.

ABOUT NEWTEK CAPITAL Newtek Capital, Inc. (www.newtekcapital.com) is a premier provider of financial and non-financial business services to the small business market. The Company invests in and provides financial, management and technological services for small businesses throughout the country. The Company's service brands include: Newtek Merchant Solutions-offering merchant card processing solutions, Newtek IT Services-offering IT solutions, Newtek Financial Information Systems-offering back office financial information and controller services, and Newtek Strategies-offering business management and global marketing services.

The statements in this release contain forward-looking statements relating to such matters as anticipated future financial performance, business prospect, governmental approvals and similar matters, especially those which are not statements of historical facts. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. The Company notes that such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual performance or results to be materially different than expressed or implied by the forward-looking statements. A variety of factors could cause the Company's actual results to differ materially from the anticipated results expressed in the Company's forward looking statements such as intensified competition and/or operating problems on its operating business projects and their impact on revenues and profit margins, the failure of the Company to complete a transaction or additional risks or uncertainties described in Newtek Capital's filings with the Securities and Exchange Commission.